    As filed with the Securities and Exchange Commission on February 28, 2001

                                                  Registration No. 333-_________
 ===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                        STATE AUTO FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

            OHIO                                         31-1324304
(State or other jurisdiction of                         (IRS Employer
 incorporation or organization)                     Identification Number)

                              518 East Broad Street
                            Columbus, Ohio 43215-3976
               (Address of principal executive offices) (Zip code)

                         State Auto Insurance Companies
                            Capital Accumulation Plan
                            (Full title of the plan)

                      Robert H. Moone, Chairman, President
                           and Chief Executive Officer
                        State Auto Financial Corporation
                              518 East Broad Street
                            Columbus, Ohio 43215-3976
                                 (614) 464-5000
                 (Name, address and telephone number, including
                        area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed   Proposed
                                          maximum    maximum    Amount
                                          offering   aggregate  of
Title of securities        Amount to be   price per  offering   registration
to be registered           registered     share (1)  price (1)  fee (2)

--------------------------------------------------------------------------------

Common Shares,
without par value          2,000,000        $16.04  $32,080,000  $8,020.00

Interests in the Plan         (3)            N/A        N/A        N/A

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended, upon the basis of the average of the high and low sale prices of the Registrant's Common Shares as reported on the Nasdaq National Market on February 26, 2001.

(2) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities available under the Plan that are covered by this Registration Statement.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

                  (a) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

                  (b) All other reports filed by the Registrant and the Plan pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

                  (c) The description of the Registrant's Common Shares which is contained in the Registrant's Registration Statement filed under
         Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the termination of the offering of the securities registered hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

         Section 6.1 of Article 6 of the Amended and Restated Code of Regulations of the Company (see Exhibit 4(a)) contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Company's Code of Regulations provides for the indemnification of its officers, directors, employees, and agents, or persons who are serving or have served at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against all expenses with respect to any judgments, fines, and amounts paid in settlement, or with respect to any threatened, pending, or completed action, suit, or proceeding to which they were or are parties or are threatened to be made parties by reason of acting in such capacities, provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or by the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that: (a) they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 1701.13(E) provides that expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding, may be paid by the Company in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by the indemnified person to repay such amount in the event that indemnification shall be deemed improper.

         The Company has entered into Indemnification Agreements with each of its directors. These contracts generally: (i) confirm the existing indemnity provided to them under the Company's Code of Regulations and assure that this indemnity will continue to be provided; and (ii) provide that, in addition, the directors shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in any threatened, pending or completed action or proceeding, including any action by or in the right of the Company, on account of their service as a director or officer of the Company or at the request or with the consent of the Company as a trustee, director, officer, employee, or agent of another corporation or enterprise. Coverage under the contracts is excluded: (A) to the extent the director is indemnified under directors' and officers' liability insurance maintained by the Company; (B) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; (C) if a final court of adjudication shall determine that such indemnification is not lawful; or (D) on account of any suit in which judgment is rendered against the director for an accounting of profits made from the purchase or sale by the director of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934 or any similar provision. The Indemnification Agreements are applicable to claims asserted after their effective date, whether arising from acts or omissions occurring before or after their effective date.

         The Company has purchased a liability policy to indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions set forth in the policy.

         At present, there are no claims, actions, suits, or proceedings pending where indemnification would be required under these provisions, and the Company does not know of any threatened claims, actions, suits, or proceedings which may result in a request for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

                                                                       If Incorporated by Reference,
Exhibit                                                                Document with which Exhibit was
  No.              Description of Exhibit                              Previously Filed with SEC
-------            ----------------------                              -------------------------------

4(a)              Registrant's Amended and Restated                    Registration Statement on Form S-1,
                  Articles of Incorporation.                           File No. 33-40643 (see Exhibit 3(a)
                                                                       therein).

4(b)              Registrant's Amendment to the Amended                Registration Statement on Form S-8,
                  and Restated Articles of Incorporation.              File No. 33-89400 (see Exhibit 4(b)
                                                                       therein).

4(c)              Registrant's Amendment to the Amended                Form 10-K Annual Report for the year
                  and Restated Articles of Incorporation.              ended December 31, 1998 (see Exhibit
                                                                       3(A)(3)therein).

4(d)              Registrant's Amended and Restated Code               Registration Statement on Form S-1,
                  of Regulations.                                      File No. 33-40643 (see Exhibit 3(b)
                                                                       therein).


4(e)              State Auto Insurance Companies Capital               Contained herein.
                  Accumulation Plan.

4(f)              Special Amendment to the State Auto Insurance        Contained herein.
                  Companies Capital Accumulation Plan.

23(b)             Consent of Ernst & Young LLP                         Contained herein.


24                Powers of Attorney.                                  Registration Statement on Form S-8,
                                                                       File No. 333-43880 (see Exhibit 24
                                                                       therein).

ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              The Company. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on February 27, 2001.

                                            STATE AUTO FINANCIAL CORPORATION

Date:   February 27, 2001                   By    /s/ Robert H. Moone
                                                  ------------------------------

                                            Title Chairman, President and Chief
                                                  ------------------------------
                                                  Executive Officer
                                                  ------------------------------

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                         Title                                      Date

/s/ Robert H. Moone          President and Chief               February 27, 2001
-------------------------    Executive Officer and
Robert H. Moone              Director (principal executive
                             officer)

/s/ Steven J. Johnston       Senior Vice President, Treasurer  February 27, 2001
-------------------------    and Chief Financial Officer
Steven J. Johnston           (principal financial officer and
                             principal accounting officer)

/s/ John R. Lowther          Vice-President, Secretary,        February 27, 2001
-------------------------    General Counsel and Director
John R. Lowther

David J. D'Antoni*           Director                          February 27, 2001
-------------------------
David J. D'Antoni

Urlin G. Harris, Jr.*        Director                          February 27, 2001
-------------------------
Urlin G. Harris, Jr.

Paul W. Huesman*             Director                          February 27, 2001
-------------------------
Paul W. Huesman

William J. Lhota*            Director                          February 27, 2001
-------------------------
William J. Lhota

George R. Manser*            Director                          February 27, 2001
-------------------------
George R. Manser

Richard K. Smith*            Director                          February 27, 2001
-------------------------
Richard K. Smith


         *Steven J. Johnston, by signing his name hereto, does hereby execute this Registration Statement on behalf of each of the indicated directors of the Registrant pursuant to powers of attorney executed by such directors and filed as an exhibit to this Registration Statement.

By /s/ Steven J. Johnston                                      February 27, 2001
-------------------------------------
Steven J. Johnston, Attorney-in-Fact






         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee (the persons who administer the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on February 27, 2001.


                                 STATE AUTO INSURANCE COMPANIES CAPITAL
                                 ACCUMULATION PLAN


                                 By     /s/ Steven J. Johnston
                                        ----------------------------------------
                                 Title  Chairman of the Administrative Committee
                                        ----------------------------------------

                                  EXHIBIT INDEX

                                                              If incorporated by reference,
Exhibit Number                                                document with which Exhibit
Number                     Exhibits                           was previously filed
--------------             --------                           -----------------------------

4(a)                       The Registrant's Amended           Incorporated herein by reference to
                           and Restated Articles of           Exhibit 3(a) of the Registrant's
                           Incorporation.                     Registration Statement on Form S-1
                                                              (File No. 33-40643) filed on
                                                              May 17, 1991.

4(b)                       Amendment to the Registrant's      Incorporated herein by reference to
                           Amended and Restated Articles      Exhibit 4(b) of the Registrant's
                           of Incorporation.                  Registration Statement on Form S-8
                                                              (File No. 33-89400) filed on
                                                              February 10, 1995.

4(c)                       Amendment to the Registrant's      Incorporated herein by reference to
                           Amended and Restated Articles      Exhibit 3(A)(3) of the Registrant's
                           of Incorporation.                  annual report on Form 10-K filed on
                                                              March 30, 1999.

4(d)                       The Registrant's Amended           Incorporated herein by reference to
                           and Restated Code of               Exhibit 3(b) of the Registrant's
                           Regulations.                       Registration Statement on Form S-1
                                                              (File No. 33-40643) filed on
                                                              May 17, 1991.

4(e)                       State Auto Insurance Companies     Contained herein.
                           Capital Accumulation Plan.

4(f)                       Special Amendment to the State     Contained herein.
                           Auto Insurance Companies Capital
                           Accumulation Plan.

23(b)                      Consent of Ernst and Young LLP     Contained herein.

24                         Powers of Attorney for             Incorporated by reference to
                           Richard K. Smith, David J.         Exhibit 24 of the Registrant's
                           D'Antoni, Paul W. Huesman,         Registration Statement on Form
                           William J. Lhota, George R.        S-8 (File No. 333-43880) filed
                           Manser and Urlin G. Harris         on August 16, 2000.